Exhibit 99.1

FINANCIAL STATEMENTS

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

JUNE 30, 2007, 2006 AND 2005

TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2007 AND 2006

	June 30,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$6,060,428	$23,543,747
Accounts receivable	4,908,673	7,935,390
Inventories	17,920,559	16,813,225
Advance to suppliers	27,684,387	1,813,964
Prepaid taxes	1,475,158	161,696
Other current assets	-	158,449
Total current assets	$58,049,205	$50,426,471

Property, plant and equipment:
Property, plant and equipment, net	2,693,006	2,901,493

Total assets	$60,742,211	$53,327,964

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$460	$3,705,514
Advance from customers	1,739,159	3,754,693
Taxes payable	1,111,332	2,506,523
Other current liabilities	$147,455	$95,253

Total current liabilities	$2,998,406	$10,061,983

Total liabilities	$2,998,406	$10,061,983

STOCKHOLDERS’ EQUITY
Common stock at $1 par value, 50,000 shares authorized, 50,000 shares issued and outstanding	50,000	50,000
Additional paid-in-capital	6,017,187	6,010,422
Retained earnings	48,124,495	36,129,495
Accumulated other comprehensive income	$3,552,123	$1,076,064

Total stockholders’ equity	$57,743,805	$43,265,981

Total liabilities and stockholders’ equity	$60,742,211	$53,327,964

See accompanying notes to the consolidated financial statements.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

	For the years ended June 30,
	2007	2006	2005
Net revenues:
Product sales	$85,935,810	$82,781,225	$29,407,212
Agency service	7,826,504	10,300,496	11,457,203

	$93,762,314	$93,081,721	$40,864,415

Cost of revenues
Product sales	74,169,157	67,596,453	23,972,411
Agency service	1,428,077	3,137,024	4,153,548

	$75,597,234	$70,733,477	$28,125,959

Gross profit	18,165,080	22,348,244	12,738,456

Operating Expenses
Salaries	151,511	153,866	84,843
Other selling, general and administrative expenses	$296,094	$351,560	$349,710
	$447,605	$505,426	$434,553

Operating profit	17,717,475	21,842,818	12,303,903

Other income and (expenses)
Interest income	$188,929	$105,249	$48,133

Other income	$188,929	$105,249	$48,133

Income before income taxes	17,906,404	21,948,067	12,352,036

Income taxes	$(5,911,404)	$(7,245,278)	$(4,076,172)

Net income	11,995,000	14,702,789	8,275,864

Other comprehensive income
Foreign currency translation adjustment	$2,476,059	$1,076,064	$-

Comprehensive income	$14,471,059	$15,778,853	$8,275,864

Earnings per share	$239.90	$294.06	$165.52
Weighted average shares outstanding	50,000	50,000	50,000

See accompanying notes to the consolidated financial statements.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

	Common Stock		Additional Paid in Capital	Retained Earnings	Accumulated other comprehensive income	Total Stockholders’ Equity
	Number of Shares	Amount

Balance at June 30, 2004	50,000	$50,000	$6,003,269	13,150,842	$-	$19,204,111
Net income for the year	-		-	8,275,864	$-	$8,275,864
Balance at June 30, 2005	50,000	50,000	6,003,269	21,426,706	$-	$27,479,975
Registered capital for expenses paid			7,153			7,153
Net income for the year	-		-	14,702,789	-	14,702,789
Foreign currency translation adjustment	-		-	-	$1,076,064	$1,076,064
Balance at June 30, 2006	50,000	50,000	6,010,422	36,129,495	$1,076,064	$43,265,981
Registered capital for expenses paid			6,765			6,765
Net income for the year	-		-	11,995,000	-	11,995,000
Foreign currency translation adjustment	-		-	-	$2,476,059	$2,476,059

Balance at June 30, 2007	50,000	$50,000	$6,017,187	48,124,495	$3,552,123	$57,743,805

See accompanying notes to the consolidated financial statements.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

 CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

	For the years ended June 30,
	2007	2006	2005
Operating activities
Net income	$11,995,000	$14,702,789	$8,275,864
Adjustments to reconcile net income from operations to net cash used in operating activities:
Depreciation	347,459	352,323	344,219
Expenses paid by shareholders	6,765	7,153	-
Changes in non-cash operating working capital items:
Accounts receivable	3,335,310	(4,133,690)	2,423,913
Inventory	(260,919)	(5,446,405)	(2,548,993)
Advance to suppliers	(25,119,668)	(1,744,423)	1,928,167
Prepaid taxes	(1,271,958)	(160,093)	-
Other current assets	162,100	(156,877)	4,540
Accounts payable	(3,790,917)	(1,566,543)	1,530,343
Advance from customers	(2,146,607)	3,271,917	(608,797)
Taxes payable	(1,481,420)	(784,648)	278,789
Other current liabilities	46,678	46,672	25,768

Net cash provided by (used in) operating activities	$(18,178,177)	$4,388,175	$11,653,813

Investing activities
Purchase of equipment	(3,137)	-	-

Net cash used in investing activities	(3,137)	-	-

Effect of exchange rate changes in cash	697,641	668,479	-

Net increase (decrease) in cash and cash equivalents	(17,483,319)	5,056,992	11,653,813

Cash and cash equivalents, beginning of year	$23,543,747	$18,486,755	$6,832,942

Cash and cash equivalents, end of year	$6,060,428	$23,543,747	$18,486,755

Supplemental disclosure of cash flow information
Cash paid during the year:
Income taxes paid	$7,409,328	$7,679,820	$3,323,169

See accompanying notes to the consolidated financial statements.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

1.    ORGANIZATION AND PRINCIPAL ACTIVITIES

Longwei Petroleum Investment Holding Limited (“Longwei BVI, the “Company”) was incorporated in the British Virgin Islands on April 3, 2006.  Taiyuan Yahua Energy Conversion Co., Ltd., (“Taiyuan Yahua”) a Chinese limited liability company, was incorporated on August 11, 2006.  The operating subsidiary, Taiyuan Longwei Economy & Trading Co., Ltd (“Taiyuan Longwei”), is located in Taiyuan City, China, and was established in 1995 as a Chinese limited liability company.

We currently have 14 storage tanks that allow us to store 50,000 metric tons of our products. In addition, we own our own rail system to transport our products to our customers.

Corporate Structure

The chart below depicts the corporate structure of the Company as of June 30, 2007. Longwei BVI incorporated in the British Virgin Islands in April 2006, owns 100% of the capital stock of Taiyuan Yahua, and Taiyuan Yahua owns 100% of the capital stock of Taiyuan Longwei, the operating subsidiary.  Taiyuan Yahua was established in August 2006 as a Chinese limited liability company.  Taiyuan Longwei was established as a Chinese limited liability company in July 1995.  All of the operations of the Company are conducted by and through Taiyuan Longwei.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)    Basis of Preparation

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company. This basis of accounting differs in certain material respects from that used for the preparation of the books and records of the Company, which are prepared in accordance with the accounting principles and the relevant financial regulations applicable to enterprises with limited liabilities established in the PRC (“PRC GAAP”) the accounting standards used in the place of their domicile.

(b)    Economic and Political Risks

The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

(c)    Principles of Consolidation

                              The accompanying financial statements include Longwei Petroleum Investment Holding Limited a British Virgin Island corporation its  wholly owned subsidiary,  Taiyuan Yahua Energy Conversion Co.,

                              Ltd., a Chinese Limited Liability Company which owns 100% of the operating subsidiary, Taiyuan

                              Longwei Economy & Trading Company, Ltd., a Chinese Limited Liability Company.

                              Intercompany transactions have been eliminated in consolidation.

 (d)    Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the assets' estimated useful lives, using the straight-line method. Estimated useful lives of the property, plant and equipment are as follows:

Buildings	20 years
Heavy machinery and production equipment	8- 20 years
Railway	20 years
Motor vehicles	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(e)    Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There was no impairment of long-lived assets as of June 30, 2007 and 2006.

(f)    Inventories

Inventories are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale.

When inventories are sold, their carrying amount is charged to expense in the year in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the year the impairment or loss occurs. There were no declines in net realizable value of inventory for the years ended June 30, 2007, 2006 and 2005.

During the years ended June 30, 2007 and 2006 approximately 76% and 65% of total inventory purchases were from five suppliers, respectively.

 (g)    Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

(h)    Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash deposit in PRC banks are not insured by any government agency or entity.

(i)    Advances to Suppliers

Advances to suppliers represent the cash paid in advance for purchasing of inventory items from suppliers.

(j)    Fair Value of Financial Instruments

The Company's financial instruments include cash and cash equivalents, accounts receivable, prepaid taxes, advances to suppliers, other current assets, taxes payable, accounts payable and advances from customers. Management estimates that the carrying amounts of the non related party financial instruments approximate their fair values due to their short-term nature.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 (k)    Revenue Recognition

The Company derives the bulk of its revenue from sales of gasoline, diesel, solvent oil and fuel oil. These product sales revenues are recognized when customers take possession of goods in accordance with the terms of purchase order agreements that evidence agreed upon pricing and when collectibility is reasonably assured. Cost of revenues for product sales include costs to purchase and transport the product to the Company, costs to deliver the goods to the customer and depreciation on product storage and delivery equipment.

Agency service revenue consists of fees charged to small fuel distributors who lack the required licenses to purchase directly from large refineries. The Company allocates a portion of its purchasing quota to these customers for a fee similar to a sales commission. Agency service revenue is recognized when there is evidence of an arrangement that specifies pricing and irrevocable allocation of a portion of the Company’s purchase quota and collection has occurred. Cost of agency service revenues consists primarily of selling commissions.

 (l)    Foreign Currency Translation

The functional currency of the Company is Renminbi (“RMB”) and the RMB is not freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are converted into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are converted into the functional currency at the exchange rates prevailing at the dates of the transactions. Exchange gains or losses arising from foreign currency transactions, which are not material, are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates for each period and stockholders' equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign currency translation adjustment to other comprehensive income, a component of stockholders' equity. The exchange rates adopted are as follows:

	2007	2006	2005
Year end RMB exchange rate	7.61	7.99	8.26
Average yearly RMB exchange rate	7.81	8.07	8.26

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation

                  (m)    Earnings Per Share

                      The Company adopted Statement of Financial Accounting Standard No. 128, “Earnings per Share” (“SFAS

                      No. 128"), which is effective for annual periods ending after December 15, 1997.  Earnings per share (EPS) are computed based on the weighted average number of shares actually outstanding.

	June 30, 2007	June 30, 2006
Number of common shares used	50,000	50,000

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(n)    Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

 (o)    Income Taxes

The company has implemented SFAS No. 109, "Accounting for Income Taxes," which provides for a liability approach to accounting for income taxes. Deferred income taxes result from the effect of transactions that are recognized in different periods for financial and tax reporting purposes. The company has recorded no deferred tax assets or liabilities as of June 30, 2007, 2006 and 2005, since nearly all differences in tax bases and financial statement carrying values are permanent differences.

 (p)    Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments." SFAS No. 155 amends SFAS No. 133 and 140. The statement applies to certain hybrid financial instruments, which are instruments that contain embedded derivatives. The new standard establishes a requirement to evaluate beneficial interests in securitized financial assets to determine if the interests represent freestanding derivatives or are hybrid financial instruments containing embedded derivatives requiring bifurcation. This new standard also permits an election for fair value re-measurement of any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation under SFAS No. 133. The fair value election can be applied on an instrument-by-instrument basis to existing instruments at the date of adoption and can be applied to new instruments on a prospective basis. SFAS No. 155 shall be effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of first fiscal year that begins after September 15, 2006. It is not expected that SFAS No. 155 will have a material effect on the Company's financial position or results of operations.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes.  FIN 48 prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes.  Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods.  FIN 48 will be effective for fiscal years beginning after December 15, 2006 and the provisions of FIN 48 will be applied to all tax positions under Statement No. 109 upon initial adoption.  The cumulative effect of applying the provisions of this interpretation will be reported as an adjustment to the opening balance of retained earnings for that fiscal year.  The Company will adopt FIN 48 effective from July 1, 2007.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of SFAS No. 157 relate to the definition of fair value, the methods used to measure fair value and the expanded disclosures about fair value measurement. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company does not believe that the adoption of the provisions of SFAS No. 157 will materially impact its financial position or results of operations.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will become effective for the Company beginning with the first quarter of 2008. The Company has not yet determined the impact of the adoption of SFAS No. 159 on its financial statements and footnote disclosures.

3.    ACCOUNTS RECEIVABLE

The receivables and allowance balances at June 30, 2007 and 2006 are as follows:

	June 30, 2007	June 30, 2006
Accounts receivable	$4,908,673	$7,935,390
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$4,908,673	$7,935,390

Concentrations in accounts receivable - As of June 30, 2007, two customers, each of which accounted for more than 10% of the Company’s accounts receivable, with total amounts of $3,426,413, represented 70% of total accounts receivable in aggregate. As of June 30, 2006, four customers accounted for more than 10% of the Company’s accounts receivable with total amounts of $7,788,235, representing 98% of total accounts receivable in aggregate.

The allowance for doubtful accounts receivable is based on several factors, including overall customer credit quality, historical write-off experience, and specific account analysis that projects the ultimate collectibility of the account.

4.    INVENTORIES

Inventories are the unsold petroleum products purchased from various suppliers, and consist of the following as of June 30, 2007 and 2006:

	June 30,	June 30,
	2007	2006
Diesel Oil	$10,982,628	$9,160,261
Gasoline	3,998,679	5,365,930
Fuel Oil	2,516,115	42,444
White Spirit	423,137	2,244,590
Less: allowances for slowing moving items	-	-
Total	$17,920,559	$16,813,225

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

5.    ADVANCE TO SUPPLIERS

The Company has made payments to unrelated suppliers in advance of receiving products and services. The advance payments are meant to ensure preferential pricing and delivery. The amounts advanced under such arrangements totaled $27,684,387 and $1,813,964 as of June 30, 2007 and 2006, respectively.

6.    PREPPAID TAXES

Prepaid taxes consist of the following:

	June 30,	June 30,
	2007	2006
Value added tax	$1,346,883	$161,696
Other tax refundable	128,275	-
Total	$1,475,158	$161,696

7.    PROPERTY, PLANT AND EQUIPMENT

At June 30, 2007 and 2006, property, plant and equipment, at cost, consist of

	June 30, 2007	June 30, 2006
Land and buildings	$1,850,284	$1,762,286
Machinery and production equipment	2,518,800	2,395,941
Railway	1,298,292	1,236,546
Motor vehicles	170,828	162,703
Total property, plant and equipment	5,838,204	5,557,476
Less: accumulated depreciation	(3,145,198)	(2,655,983)
Property, plant and equipment, net	$2,693,006	$2,901,493

Depreciation expense for the years ended June 30, 2007, 2006 and 2005 was $347,459, $352,323 and $344,219, respectively.

8.  TAXES PAYABLE

Taxes payable consist of the following:

	June 30,	June 30,
	2007	2006
Income tax payable	$987,666	$2,404,872
Business taxes payable and others	123,666	101,651

Total	$1,111,332	$2,506,523

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

9.  OTHER CURRENT LIABILITIES

Other current liabilities consist of the following:

	June 30,	June 30,
	2007	2006
Accrued salaries	$8,187	$6,446
Accrued staff welfare	139,268	88,807

Total	$147,455	$95,253

10.    INCOME TAXES

(a)     Corporation Income Tax (“CIT”)

The Company is governed by the Income Tax Laws of the PRC. The PRC federal statutory tax rate is 30% and the local tax rate is 3%.

The provision for income taxes for each of the three years ended June 30, 2007, 2006 and 2005 are summarized as follows:

	2007	2006	2005
Current	$5,911,404	$7,245,278	$4,076,172
Deferred	-	-	-
	$5,911,404	$7,245,278	$4,076,172

(b)     Value Added Tax (“VAT”)

In accordance with the relevant taxation laws in the PRC, the normal VAT rate for domestic sales is 5% to 17%, which is levied on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority.

The value added tax refundable presents the VAT that the Company paid for the purchasing products and can be used to deduct the VAT related to the sale of products.

11.    COMMITMENTS AND CONTINGENCIES

The Company has no commitments as of June 30, 2007.

12.   CONCENTRATIONS, RISKS AND UNCERTAINTIES

The Company has the following concentrations of business with one customer constituting greater than 10% of the Company’s revenues:

	2007	2006	2005
Taiyuan Yanyu Oil Supply Company Limited	12%	5%	6%
Taiyuan City XiShan Gujiao Material and Oil Storage Labor Service Department	2%	3%	12%

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties being experienced by its major customers.

The Company has the following concentrations of business with suppliers constituting greater than 10% of the Company’s purchasing volume:

	2007	2006	2005
Yanlian Industry Group selling division	26%	20%	13%
Tuha Oil Exploring and Exploiting Headquarters	20%	16%	18%
Xinan Oil Chemical Assembling Factory	11%	15%	8%
Alashankou Baoli Trading Company Limited	10%	3%	6%
Alashankou Dacheng Company Limited	10%	11%	11%
Tianjin Dagang Jingyu Industry Company Limited	9%	12%	20%
Panjin Jinjiang Oil Chemical Company Limited	7%	12%	14%

13.

SEGMENT INFORMATION

For the year ended June 30, 2007
Agency
	Product sales	Service	Total
Revenues	$ 85,935,810	$ 7,826,504	$ 93,762,314
Cost of revenues	74,169,157	1,428,077	75,597,234
Gross profit	$ 11,766,653	$ 6,398,427	$ 18,165,080

Income from operations	$ 11,319,048	$ 6,398,427	$ 17,717,475
Total assets	$ 60,742,211	$ -	$ 60,742,211
Depreciation	$ 318,945	$ -	$ 347,459

For the year ended June 30, 2006
Agency
	Product sales	Service	Total
Revenues	$ 82,781,225	$ 10,300,496	$ 93,081,721
Cost of revenues	67,596,453	3,137,024	70,733,477
Gross profit	$ 15,184,772	$ 7,163,472	$ 22,348,244

Income from operations	$ 14,679,345	$ 7,163,473	$ 21,842,818
Total assets	$ 53,327,964	$ -	$ 53,327,964
Depreciation	$ 308,618	$ -	$ 352,323

For the year ended June 30, 2005
Agency
	Product sales	Service	Total
Revenues	$ 29,407,212	$ 11,457,203	$ 40,864,415
Cost of revenues	23,972,411	4,153,548	28,125,959
Gross profit	$ 5,434,801	$ 7,303,655	$ 12,738,456

Income from operations	$ 5,000,247	$ 7,303,656	$ 12,303,903
Total assets	$ 36,267,910	$ -	$ 36,267,910
Depreciation	$ 329,849	$ -	$ 344,219

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2007, 2006 AND 2005

14.    GEOGRAPHICAL INFORMATION

 The Company's revenues by geographic destination are analyzed as follows:

	For Years Ended June 30,
	2007	2006	2005

PRC	$93,762,314	$93,081,721	$40,864,415
Outside PRC	-	-	-

Total net revenues	$93,762,314	$93,081,721	$40,864,415